       As filed with the Securities and Exchange Commission on August 13, 1998
                                             Registration No. 333-46537
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                  FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                   -----------
                             SCHOOL SPECIALTY, INC.
                (Exact name of registrant as specified in its charter)
                                   -----------

        Delaware                                5112                     39-0971239
(State or other jurisidiction         (Primary Standard Industrial     (I.R.S. Employer
of incorporation of organization)     Classification Code Number)       Identification No.)

                           1000 North Bluemound Drive
                            Appleton, Wisconsin 54914
                                 (920) 734-2756
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)
                                  -----------
                               Daniel P. Spalding
                             Chief Executive Officer
                              School Specialty, Inc.
                           1000 North Bluemound Drive
                            Appleton, Wisconsin 54914
                                 (920) 734-2756
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ------------
                                 With a copy to:
                              George P. Stamas, Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                          Telephone No. (202) 663-6000
                          Facsimile No. (202) 663-6363
                                 -------------
      Approximate date of commencement of proposed sale of securities to the public: Not applicable.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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


The Registrant hereby amends this Registration Statement on Form S-1 (Reg. No. 333-46537) ("Registration Statement") to deregister and remove from registration 87,812,277 shares of School Specialty, Inc. Common Stock, par value $.001 per share ("Company Common Stock"), that were not issued and outstanding and therefore were not distributed in connection with the distribution of Company Common Stock to holders of common stock of U.S. Office Products Company as described in the Registration Statement.

                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Appleton, Wisconsin, on the 31st day of July, 1998.

                                                SCHOOL SPECIALTY, INC.



                                                By: /s/ Daniel P. Spalding
                                                    ---------------------------
                                                Name: Daniel P. Spalding
                                                Title: Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.




   Signature                  Capacity                            Date
   ---------                  --------                            -----


/s/ Daniel P. Spalding
-------------------------     Chief Executive Officer             July 31, 1998
 Daniel P. Spalding           (Principal Executive Officer);
                              Director


/s/ Donald J. Noskowiak
-------------------------     Chief Financial Officer             July 31, 1998
 Donald J. Noskowiak          (Principal Financial and
                              Accounting Officer)


/s/ David J. Vander Zanden
-------------------------     President, Chief Operating          July 31, 1998
 David J. Vander Zanden       Officer, and Director


/s/ Rochelle Lamm Wallach
-------------------------     Director                            July 31, 1998
 Rochelle Lamm Wallach


/s/ Leo C. Mckenna
-------------------------     Director                            July 31, 1998
 Leo C. Mckenna



-------------------------     Director                            July  , 1998
 Jonathan J. Ledecky




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